Exhibit 32

CERTIFICATION

Each of the undersigned in the capacity indicated hereby certifies that, to his knowledge, this Report on Form 10-Q for the quarter ended October 1, 2005 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of Carter’s, Inc.

Date: November 10, 2005	/s/ FREDERICK J. ROWAN, II
Frederick J. Rowan, II
Chief Executive Officer

Date: November 10, 2005	/s/ MICHAEL D. CASEY
Michael D. Casey

Chief Financial Officer

The foregoing certifications are being furnished solely pursuant to 18 U.S.C. § 1350 and are not being filed as part of the Report on Form 10-Q or as a separate disclosure document.